SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: April 18, 2003


                      EASTERN AMERICAN NATURAL GAS TRUST
         (Exact name of each Registrant as specified in its Charter)


                                   Delaware
        (State or other Jurisdiction of Incorporation or Organization)


                                    1-1174
                           (Commission File Number)


                                  36-7034603
                      (IRS employer identification no.)


                             The Bank of New York
                        c/o BNY Midwest Trust Company
                      2 North LaSalle Street, Suite 1020
                           Chicago, Illinois 60602
                                                                    (Zip Code)



       Registrant's telephone number, including area code: 312-827-8553

Item 5. Other Events.

     The Bank of New York has given notice of its intention to resign as Trustee and Depositary for the Eastern American Natural Gas Trust in accordance with (1) the Second Amended and Restated Trust Agreement of Eastern American Natural Gas Trust pursuant to which the Eastern American Natural Gas Trust was formed (the "Trust Agreement") and (2) the Depositary Agreement (the "Depositary Agreement") under which Trust Units and Treasury Obligations (as defined in the Trust Agreement) are held for Trust Unitholders. In accordance with the Trust Agreement and the Depositary Agreement, such resignations will not take effect until Trust Unitholders have approved a successor Trustee and Depositary. Recommendations for a successor Trustee and Depositary will be made to the Trust Unitholders and voted upon at a meeting of the Trust Unitholders that will be scheduled in accordance with the Trust Agreement and the Depositary Agreement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 18, 2003

                                          EASTERN AMERICAN NATURAL GAS TRUST


                                          By: The Bank of New York, not in its
                                          individual capacity, but solely as
                                          Trustee of the Eastern American
                                          Natural Gas Trust.


                                          By: /s/ Robert Griffin
                                             -------------------
                                             Robert Griffin
                                             Agent






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